Exhibit (a)(1)(F)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

----------------------------------------- ---------------------------------------
                                          GIVE THE
FOR THIS TYPE OF ACCOUNT:                 SOCIAL SECURITY
                                          NUMBER OF--
----------------------------------------- ---------------------------------------
1. An individual's account                The individual
2. Two or more individuals (joint         The actual owner of the account or,
    account)                               if combined
                                           funds, the first individual on the
                                           account(1)
3. Husband and wife                       The actual owner of the account or,
    (joint account)                        if joint funds, either person(1)
                                          The minor(2)
4. Custodian account of a minor
    (Uniform Gift to Minors Act)
5. Adult and minor (joint account)        The adult or, if the minor
                                          is the only contributor, the
6. Account in the name of guardian or     minor(1)
    committee for a designated ward,      The ward, minor, or
    minor, or incompetent person          incompetent person(3)
7.a.  The usual revocable savings trust
      account (grantor is also trustee)
   b. So-called trust account that is     The grantor-trustee(1)
      not a legal or valid trust under
      State law
8. Sole proprietorship account            The actual owner(1)


                                          The owner(4)


----------------------------------------- ---------------------------------------


Table Continued.......

  --------------------------------------- ---------------------------------
                                          GIVE THE EMPLOYER
  FOR THIS TYPE OF ACCOUNT:               IDENTIFICATION
                                          NUMBER OF--
  --------------------------------------- ---------------------------------
  9.  A valid trust, estate, or           The legal entity (Do not
      pension trust                        furnish the identifying number
                                           of the personal representative
                                           or trustee unless the legal
                                           entity itself is not
                                           designated in the account
                                           title)(5)

  10. Corporate account                   The corporation
  11. Religious, charitable, or           The organization
        educational organization
        account
                                          The partnership
  12. Partnership account held in the
       name of the business               The organization
  13. Association, club, or other
       tax-exempt organization            The broker or nominee
  14. A broker or registered
        nominee                           The public entity
  15. Account with the Department of
      Agriculture in the name of a
      public entity (such as a State or
      local government, school district
      or prison) that receives
      agricultural program payments

  --------------------------------------- ---------------------------------


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



NY2:\925905\01\J%FL01!.DOC\54104.0016

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o     A corporation.

o     A financial institution.

o An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7).

o     The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency, or instrumentality thereof.

o     An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o     A real estate investment trust.

o     A common trust fund operated by a bank under section 584(a).

o     An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

o An entity registered at all times under the Investment Company Act of 1940.

o     A foreign central bank issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount renewed is not paid in money.

o     Payments made by certain foreign organizations.

o     Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:


o     Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or busPayments iness and you have not provided your correct taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Payments made to a nominee.

EXEMPT PAYEE DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.